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                                                                   EXHIBIT 10.10
                                  CONFIDENTIAL

                                         December 17, 2004

Mr. Gerry J. Haak
The Town & Country Trust
100 South Charles Street
Baltimore, MD 21201

            RE: SEPARATION AGREEMENT AND GENERAL RELEASE

Dear Gerry :

      This letter agreement (the "Agreement"), when signed by you, will constitute a binding agreement between us with respect to the terms of your separation from employment with The Town and Country Trust (the "Company"). You are advised to consult with an attorney prior to signing this Agreement. By signing this Agreement, you will receive significant, additional benefits that you would not otherwise be entitled, and you also will be waiving important legal rights.

      1. You acknowledge that you have resigned from your executive position with the Company effective November 19, 2004 (the "Termination Date").

      2. You acknowledge that you have been paid all of your earned salary and accrued vacation through the Termination Date, and that the Company has fully reimbursed all of your business expenses through such date.

      3. In return for your promises in this Agreement, provided that you sign the Agreement, do not revoke the Agreement, and abide by its terms, the Company will provide you with the following separation benefits (the "Separation Benefit") commencing with the Company's first regular pay date following your execution of this Agreement and continuing as stated below unless you have revoked the Agreement as set forth herein:

            (a) The Company will continue to pay to you your salary, at the rate of $265,000 per annum, payable bi-weekly, less deductions and withholdings required or permitted by law, through November 19, 2006.

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Mr. Gerry J. Haak
December 17, 2004
Page 2

            (b) The Company will pay to you a lump sum bonus payment in the amount of $110,000 on the date that it normally pays bonuses (on or about January 31, 2005), less deductions and withholdings required or permitted by law, for the year ending December 31, 2004.

            (c) In consideration of the immediate redemption of 8,334 unvested stock options granted to you under the Company's Stock Option Plan (which are scheduled to vest in January 2005), t he Company will pay to you a lump sum bonus payment equal to the difference between the exercise price of such options and the stock price of such options on such date as such options would have vested under the terms of the Company's Stock Option Plan (January 31, 2005). This lump sum bonus payment will be made to you by the Company within a reasonable time-frame following the date upon which such options would have vested.

            (d) The Company agrees to forgive one loan that you have with the Company with an outstanding balance of $31,603.05 as of February 2004. With regard to a second loan you have with the Company with a current balance of $32,071.17, the Company agrees to offset the total balance of this second loan against your lump sum bonus payment for calendar year 2004, as set forth in paragraph 3(b) above.

            (e) The Company agrees to waive any vesting requirements for 5,500 shares of restricted stock and that the shares of restricted stock will vest as of the Termination Date.

            (f) The Company will continue to make contributions on your behalf for group heath and dental insurance through the earliest of the following dates (i) 18 months after Termination date, or
                  (ii) the date on which you commence employment with a new employer that has heath insurance benefits. In the event that you have not begun working for an employer with health insurance benefits within 18 months after your Termination Date, the Company will pay you, at such time, a lump sum amount equivalent to the Company's COBRA premiums for an additional 6 months.

            (g) You agree that the split-dollar life insurance policy ("SERP") that the Company maintains on your behalf will be governed by the Agreements between you and the Company that are already in place regarding the same, except that the time-frame for your repayment of life insurance premiums paid on your behalf by the Company will be extended until you reach age 65 and you will be charged interest at a yearly rate of 4.68% for the term of such repayment.

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Mr. Gerry J. Haak
December 17, 2004
Page 3

            (h) The Company will continue to permit your use of the Company automobile in your possession, at your sole operating expense (such cost to include gas, repairs and maintenance, but it is understood and agreed that while the automobile is titled in the Company's name, the Company will continue to maintain fleet insurance on the automobile at the same levels it currently has), and the Company will transfer the title of that automobile to you, without cost to you, as of November 19, 2006.

            (i) You will be permitted to retain possession of your cell phone and the Company-owned computer presently in your home.

            (j) The Company will provide you with outplacement services up through November 19, 2005. These outplacement services must be mutually agreeable to both you and the Company.

            (k) The Company agrees to reimburse you for legal and financial consulting fees incurred with respect to the review and negotiation of this Agreement, up to a limit of $10,000. The Company shall not reimburse you for any attorneys' fees incurred in connection with contesting this Agreement.

      4. In consideration for the Separation Benefit and other benefits contained in this Agreement, on behalf of yourself and your heirs, family members, executors, administrators, successors and assigns, you hereby fully and forever release and discharge the Company (which for purposes of such waiver, release and discharge is deemed to include its present and former officers, directors, employees, agents, investors, shareholders, administrators, representatives, affiliates, divisions, subsidiaries, parent corporations, predecessor and successor corporations and assigns) from any and all liability for any claim, duty, obligation, cause of action or damages (collectively "claims"), whether presently known or unknown, suspected or unsuspected, that you may possess arising from any omission, act or fact arising out of your employment with the Company or the termination thereof, that has occurred from the beginning of time up to and including the date you sign this Agreement. Such released claims include, but are not limited to:

            (a) any claims for wages, separation pay, severance pay, bonuses, accrued vacation, personal days, holidays, stock, stock options, attorneys' fees, costs or expenses;

            (b) any other claims arising out of your employment with the Company or the termination thereof;

            (c) any claims arising under the common law including, without limitation, all claims pursuant to public policy or tort law;

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Mr. Gerry J. Haak
December 17, 2004
Page 4

            (d) all claims arising under any agreement, contract (express or implied), understanding or promise (whether oral or written) between you and the Company;

            (e) any claims arising under any federal, state or local constitution, statute, regulation or ordinance, each as amended to the date hereof, including, without limitation, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Family and Medical Leave Act of 1993; the Maryland Fair Employment Practices Act; and

            (f)   any claim for any other loss or damage.

      5. You acknowledge that the Separation Benefit provided to you under this Agreement exceeds any payment, benefit and/or other thing of value to which you might otherwise be entitled pursuant to any policy, plan or procedure of the Company or pursuant to any prior agreement or contract with the Company. You specifically acknowledge that among the rights and claims against the Company that you are waiving are all your rights and claims under the Age Discrimination in Employment Act of 1967, as amended. You understand that you are not waiving any rights or claims that arise after the effective date of this Agreement and that you are not releasing the Company with respect to any rights you may have under any employee benefit plans as defined in Section 3(3) of ERISA.

      6. The Company agrees to release any and all claims that it may possess against you as of this date, provided that you sign this Agreement, do not revoke it, and abide by its terms. The Company further hereby releases, waives, discharges and gives up any and all rights which it may have against you arising out of your employment with the Company or termination therefrom or during your tenure and in any of your roles (or prior roles) or officer positions (or former officer positions) or the circumstances related thereto or by reason of any other matter, cause or thing whatsoever from the first date of your employment or holding any such office or position to the Termination Date.

      7. Except for the purpose of seeking enforcement of the terms of this Agreement, you agree that you have not and will not institute any charges, claims, administrative proceedings, arbitration proceedings or actions against the Company regarding any matter that has been released pursuant to paragraph 4. If you violate this Agreement by filing or instituting any such charges, claims, administrative proceedings, arbitration proceedings or actions, you agree to pay all costs and expenses of defending against the suit incurred by the Company, including its reasonable attorneys' fees, disbursements and costs.

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Mr. Gerry J. Haak
December 17, 2004
Page 5

      8. You agree that you will not, unless required by law or authorized in writing by an officer of the Company, talk about, write about or otherwise publicize the terms of this Agreement, the benefits being paid under it or the fact of their payment, except that this information may be disclosed to your respective family members, attorneys, accountants or other professional advisors to whom disclosure must be made in order for them to render professional services to you. Such attorneys, accountants or other professional advisors will, however, be instructed to maintain the confidentiality of this information. The Company agrees that it will not disclose internally or externally the existence, terms and conditions of this Agreement, the payments to be made to you as described herein or the fact of their payment, except that it may disclose such information to employees, directors or agents of the Company who have a business need to know such information and the Company retains sole discretion to determine the content of any disclosure that is required of the Company by law or regulation. Notwithstanding the foregoing, you and the Company agree that this Agreement may be used as evidence in any proceeding, administrative, judicial, arbitral or otherwise, relating to the enforcement of this Agreement.

      9. You further agree that you will not, at any time, orally or in writing, disparage, denigrate or defame the Company, or any subsidiary, parent corporation or affiliate of the Company, their respective products, services or business conduct, or otherwise impugn the reputation of the Company, or any subsidiary or affiliate of the Company, or that of any of their respective directors, officers, affiliates, agents, employees or representatives. The Company agrees that it will not, orally or in writing, disparage, denigrate or defame you, or otherwise impugn your reputation.

      10. You agree to direct any inquiries regarding the termination of your employment to Harvey Schulweis, who will give you a positive recommendation regarding your employment performance, character and otherwise provide the dates of your employment, positions and compensation. For any inquires the Company receives regarding the termination of your employment, the Company agrees to refer any inquiries to Harvey Schulweis, who will give you a positive recommendation regarding your employment performance, character and otherwise provide the dates of your employment, positions and compensation.

      11. You recognize and acknowledge that the Company has expended considerable resources in the acquisition, development and accumulation of confidential information, trade secrets and proprietary information concerning its business operations. You further recognize and acknowledge that by reason of your employment with the Company you were in a confidential relationship with the Company and had access to its confidential information, trade secrets and proprietary information. Accordingly, you agree as follows:

            (a) You agree that you will not use or disclose to any third party, in any manner whatsoever, whether created by you or obtained from the Company (or any subsidiary or affiliate thereof) or third parties, any confidential information, trade secrets or proprietary information relating to your employment with the Company, the operations of the Company (or any subsidiary or affiliate thereof) (including, without limitation, marketing and sales plans, financial data and

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Mr. Gerry J. Haak
December 17, 2004
Page 6

                  reports, business plans and employee information), or confidential information pertaining to any business relationships of the Company (or any subsidiary, parent corporation or affiliate thereof).

            (b) Except for the benefits and property enumerated in paragraph 3 of this Agreement, you agree that you will immediately return to the Company (i) all property of the Company (or any subsidiary or affiliate thereof) in your possession or under your control, including, without limitation, computer hardware and software, computer data files (whether in tape or diskette form) and computer system access codes, and (ii) all merchandising programs, memoranda, notes, plans, records, reports, financial statements, employee files, prospective employee resumes, correspondence (both intra-company and with outside parties) and other documents and data (and all copies thereof) relating to the business of the Company (or any subsidiary or affiliate thereof), whether created by you or obtained from the Company (or any subsidiary or affiliate thereof) or third parties, which you have in your possession or under your control.

      12. You acknowledge that your obligations set forth in this Agreement are reasonable and necessary for the protection of the Company and that the Company may be irrevocably damaged if such obligations are not specifically enforced. Accordingly, you agree that, in addition to any other relief to which the Company may be entitled in the form of actual or punitive damages, the Company shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purpose of restraining you from any actual or threatened breach of such obligations. It is further agreed that, in case of your breach or threatened breach of any of such obligations, the Company shall have no further liability to make any payments to you which would otherwise be due and payable hereunder, shall be entitled to recover from you any benefit paid under this Agreement, and shall be entitled to recover from you any and all damages, losses, costs and expenses it incurs (including, without limitation, attorneys' fees and expenses) in connection with such breach or violation (or threat thereof) and any enforcement of the Company's rights hereunder. In the event of any breach or threatened breach of any of the Company's obligations under this Agreement, you shall be entitled to recover from the Company any and all damages, losses, costs and expenses that you incur (including, without limitation, attorneys' fees and expenses) in connection with such breach or violation (or threat thereof) and any enforcement of your rights hereunder. Except for the purpose of seeking enforcement of the terms of this Agreement, the Company agrees that it has not and will not institute any charges, claims, administrative proceedings, arbitration proceedings or actions against you regarding any matter that has been released pursuant to this Agreement. If the Company violates this Agreement by filing or instituting any such charges, claims, administrative proceedings, arbitration proceedings or actions, it agrees to pay all costs and expenses of defending against the suit incurred by you, including it reasonable attorneys' fees, disbursements and costs.

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Mr. Gerry J. Haak
December 17, 2004
Page 7

      13. If, for any reason, any aspect of your obligations in this Agreement as applied to you is determined by a court of competent jurisdiction to be unreasonable or unenforceable against you for any reason, such obligations shall, if possible, be modified by such court to the minimum extent necessary to make such obligations enforceable against you.

      14. This Agreement will be deemed to have been made within the State of Maryland, and shall be interpreted, construed and enforced in accordance with the laws of the State of Maryland applicable to agreements made and to be performed entirely within that state, without regard to the conflicts of laws or choice or law principles thereof. In any action to enforce the terms of this Agreement, the parties hereby waive trial by jury, and consent and agree that the Circuit Court for Baltimore County, Maryland and the United States District Court for the District of Maryland each shall have personal jurisdiction and proper venue with respect to any dispute between us.

      15. Nothing in this Agreement shall be construed as an admission of any liability by the Company, and the Company specifically disclaims any liability to or wrongful treatment of you.

      16. Except as otherwise provided in paragraph 13 hereof, if any clause of this Agreement should ever be determined to be unenforceable, the parties agree that the same shall not affect the remainder of this Agreement, which shall otherwise be given full effect, without regard to the invalid clause.

      17. Although you may sign this Agreement as soon as you wish, you may take up to 21 days to decide whether to sign it. Your decision to sign this Agreement and to accept its terms is revocable at your option within 7 days after the date you sign it. Any revocation of this Agreement within this period must be submitted in writing to Harvey Schulweis at the address set forth herein. None of the Company's obligations hereunder become effective until you sign the Agreement and the 7-day revocation period has expired. Since the Separation Benefit and other benefits contained in this Agreement are contingent on your execution and non-revocation of this Agreement, if you do not sign the Agreement within 21 days or if you revoke it, the Company will not have any obligation to provide the Separation Benefit or any other benefit within this Agreement to you.

      18. This Agreement is binding upon, and will insure to the benefit of, you and the Company and your and its respective heirs, executors, legatees, legal administrators, transferees, administrators, successors and assigns.

      19. This Agreement may be executed in one or more counterparts, including by facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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Mr. Gerry J. Haak
December 17, 2004
Page 8

      20. All communications with respect hereto shall be in writing and shall be delivered by hand, sent prepaid by express mail or sent by the United States post office, certified, postage prepaid, return receipt requested, to the following addresses:

      If to the Company, then to:

                 Harvey Schulweis
                 The Town & Country Trust
                 9 W. 57th Street, 50th Floor
                 New York, NY 10019-2701

      If to you, then to:

                 Mr. Gerald J. Haak
                 6 Blueleaf Court
                 Hunt Valley, MD 21030

            With copy (not constituting notice) to:

                 Jacqueline M. Davies, Esq.
                 Williams & Connolly, LLP
                 725 12th Street, N.W.
                 Washington, DC 20005

      21. The Company represents and warrants to you that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and that all necessary action required to be taken by the Company for the execution, delivery and performance of this Agreement has been duly and effectively taken.

      22. Each party hereto shall execute such additional documents, and do such additional things, as may reasonably be requested by the other party to effectuate the purposes of this Agreement.

      23. BY SIGNING BELOW, YOU ACKNOWLEDGE THAT YOU UNDERSTAND THAT THIS AGREEMENT CONTAINS A LEGALLY BINDING AND COMPLETE RELEASE OF ALL CLAIMS YOU MAY HAVE AGAINST THE COMPANY AND CERTAIN OTHER PERSONS IDENTIFIED IN PARAGRAPH 4. YOU FURTHER AGREE THAT YOU HAVE BEEN GIVEN A SUFFICIENT OPPORTUNITY TO CONSIDER THIS AGREEMENT AND HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY OF YOUR CHOICE. YOU ACKNOWLEDGE THAT YOU ARE SIGNING THIS AGREEMENT VOLUNTARILY, AND THAT YOU HAVE RELIED ONLY ON THE PROMISES WRITTEN IN THIS AGREEMENT AND NOT ON ANY OTHER PROMISE MADE BY THE COMPANY. THIS AGREEMENT MAY NOT BE MODIFIED OTHER THAN BY A WRITING SIGNED BY BOTH OF US.

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Mr. Gerry J. Haak
December 17, 2004
Page 9

      Kindly sign this Agreement where indicated below, and return the original to me. A second copy has been enclosed for your files.

                                            Very truly yours,

                                            The Town and Country Trust

                                            By: /s/ Harvey Schulweis
                                                --------------------------------
                                                Harvey Schulweis
                                                Chairman & CEO

AGREED TO AND ACCEPTED:

/s/ Gerry J. Haak
--------------------------------
Gerry J. Haak

12/22/04
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Date